Exhibit 1A-2.1

StateofFloridaDepartmentofStateIcertifyfromtherecordsofthisofficethat4BIDDENKNOWLEDGEINCisacorporationorganizedunderthelawsoftheStateofFlorida,filedonJanuary31,2017.ThedocumentnumberofthiscorporationisP17000012326.IfurthercertifythatsaidcorporationhaspaidallfeesduethisofficethroughDecember31,2020,thatitsmostrecentannualreport/uniformbusinessreportwasfiledonFebruary13,2020,andthatitsstatusisactive.IfurthercertifythatsaidcorporationhasnotfiledArticlesofDissolution.GivenundermyhandandtheGreatSealoftheStateofFloridaatTallahassee,theCapital,thistheThirtiethdayofMarch,2020TrackingNumber:9898444792CUToauthenticatethiscertificate,visitthefollowingsite,enterthisnumber,andthenfollowtheinstructionsdisplayed.https://services.sunbiz.org/Filings/CertificateOfStatus/CertificateAuthentication